Exhibit 4.2
[FORM OF NOTE]

PHI, INC.

$

REGISTERED NUMBER	CUSIP NO.:

[Restricted Notes Legend]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANYWAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE COMPANY ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.2

[2]	This legend should be placed only on Restricted Global Notes. Certificated Restricted
Footnote continued on next page.

[Global Notes Legend]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.3

Footnote continued from previous page.

Notes shall bear the legend indicated in Section 2.4(e) of the Rule 144A/Regulation S Appendix.

[3]	This should be included only on Global Notes.

[FACE OF NOTE]

PHI, INC.

8.625% SENIOR NOTE DUE 2018
          PHI, Inc., a Louisiana corporation (herein called the “Company”), for value received, hereby promises to pay to                      , or registered assigns, the principal sum of                                            ($                    ) [or such greater or lesser amount as shall be reflected on the books and records of the Trustee acting as Notes Custodian]4 on October  15, 2018, and to pay interest thereon as provided on the reverse hereof, until the principal hereof is paid or duly provided for.
          Interest Payment Dates: April 15 and October 15 commencing on April 15, 2011.
          Record Dates: April 1 and October 1.
          The provisions on the back of this certificate are incorporated as if set forth on the face hereof.
          IN WITNESS WHEREOF, PHI, INC. has caused this instrument to be duly signed.

PHI, INC.
By:
Name:
Title:

[4]	This should be included only on Global Notes.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within mentioned Indenture. THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

Dated:

[REVERSE OF NOTE]
PHI, INC.
8.625% SENIOR NOTE DUE 2018
          1. INTEREST. PHI, Inc., a Louisiana corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semi-annually on April 15 and October 15 of each year (each an “Interest Payment Date”), commencing April 15, 2011. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of the Notes. The Company shall pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law in the event the Notes are then secured) on overdue principal or premium, if any, at the rate borne by the Notes, and on overdue installments of interest (“Defaulted Interest”), (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          2. STATED MATURITY. The date on which the principal of the Notes shall be payable, unless accelerated pursuant to the Indenture, is October 15, 2018.
          3. METHOD OF PAYMENT. The Company will pay interest on the Notes (except Defaulted Interest but including Liquidated Damages, if any) to the Persons who are registered Holders of Notes at the close of business on April 1 or October 1 immediately preceding the Interest Payment Date (each, a “Record Date”), even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except with respect to Defaulted Interest. If a Holder has given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date, the Company will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) for the Notes within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Holders of Certificated Notes must surrender their Notes to the Paying Agent to collect payments of principal and premium, if any.
          4. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and registrar (the “Registrar”). The Company may change any Paying Agent or Registrar without notice. The Company may act in any such capacity.
          5. INDENTURE AND GUARANTEES. The Company issued the Notes under an Indenture dated as of September 23, 2010 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes are more fully stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured senior obligations of the Company, unlimited in aggregate principal amount, $300.0 million of which were issued on the Issue Date. Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.
          Payment on the Notes is guaranteed, on a senior basis, jointly and severally, by each of the Guarantors pursuant to Article 10 of the Indenture. In addition, the Indenture requires the Company to cause any Subsidiary, other than a Foreign Subsidiary, which is designated as a Restricted Subsidiary to be made a Guarantor, and provides that, at the Company’s discretion, any Restricted Subsidiary may be made a Guarantor.
          6. OPTIONAL REDEMPTION. (a) Except as set forth in subparagraphs (b) and (c) below, the Notes may not be redeemed prior to October 15, 2014. At any time on or after October 15, 2014, the Company, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning October 15 of the years indicated:

Optional
Year	Redemption Price
2014	104.313%
2015	102.156%
2016	100.000%
          (b) At any time prior to October 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 108.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.
          (c) Notwithstanding the preceding subparagraph (a), the Notes will be redeemable by the Company, at its option, at any time prior to October 15, 2014, in whole or from time to time in part, at a price equal to the greater of:
•	100% of the principal amount of the Notes to be redeemed plus accrued but unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); and

•	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to October 15, 2014 (except for currently accrued but unpaid interest, if any, to the date of redemption)

(assuming the Notes are redeemed, and based on the applicable redemption price, on that date) discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate, plus 50 basis points, plus (b) accrued but unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
The actual redemption price, calculated as provided in this description, shall be calculated and certified to the Trustee and the Company by the Independent Investment Banker. For purposes of determining the optional redemption price pursuant to this subparagraph (c), the following definitions are applicable:
“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to October 15, 2014 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity.
“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means UBS Securities LLC and any successor firm, or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.
“Reference Treasury Dealer” means UBS Securities LLC and its successors, plus three other dealers selected by the Independent Investment Banker that are primary U.S. government securities dealers in New York City; provided, if any of UBS Securities LLC or any primary U.S. government securities dealer selected by the Independent Investment Banker shall cease to be a primary U.S. government securities dealer, then such other primary U.S. government securities dealers as may be substituted by the Independent Investment Banker.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 3:30 p.m., New York City time, on the third business day preceding such redemption date, as quoted in writing to the Trustee by such Reference Treasury Dealer.
“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes to October 15, 2014, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week in which the calculation date falls (or in the immediately preceding week if the calculation date falls on any day prior to the usual publication date for such release) or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date. Any weekly average yields calculated by interpolation or extrapolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.
          7. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement by and between the Company and the Initial Purchaser, the Company shall be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company’s 8.625% Senior Notes due 2018 (the “Exchange Notes”), at such time as the Exchange Notes shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Notes, but with the restricted notes legend removed. The Holders of the Notes shall be entitled to receive certain Liquidated Damages payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.*

*	This Paragraph 7 will not appear in any Restricted Certificated Note (or any Note issued in exchange therefor or in substitution thereof).

          8. RESTRICTIVE COVENANTS. The Indenture contains certain restrictive covenants that limit the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends, make certain other distributions or restricted payments, sell certain assets, redeem Equity Interests or Subordinated Indebtedness, enter into certain Sale and Leaseback Transactions, create certain Liens, enter into certain transactions with Affiliates, make Investments, enter into agreements that restrict dividends or other payments from the Restricted Subsidiaries to the Company, create Unrestricted Subsidiaries, enter into different lines of business and consolidate, merge or transfer all or substantially all of the assets of the Company or the Company and its Restricted Subsidiaries (taken as a whole), and issue certain Capital Stock. Such limitations are subject to a number of important qualifications and exceptions, and certain of those covenants are subject to suspension during periods when the Notes have an Investment Grade Rating from both of the Rating Agencies. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.
          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Company, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a Record Date and the next succeeding Interest Payment Date. Any Restricted Certificated Note is also subject to the additional restrictions on transfer set forth in Section 2.4 of the Appendix to the Indenture.
          10. PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as the owner of such for all purposes.
          11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended as provided in Sections 9.01 and 9.02 of the Indenture.
          12. DEFAULTS AND REMEDIES. Each of the following is an Event of Default: (1) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days; (2) failure by the Company to pay the principal of or premium, if any, on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise; (3) failure by the Company to comply with any of its agreements or covenants described in Section 5.01 of the Indenture or in respect of its obligations to make a Change of Control Offer as described in Section 4.08 of the Indenture; (4) failure by the Company to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding; (5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Company or any Restricted Subsidiary, whether such

Indebtedness now exists or is incurred after the Issue Date, which default: (a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, (b) results in the acceleration of such Indebtedness prior to its express final maturity or (c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $20.0 million or more; (6) one or more judgments or orders that exceed $20.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or (d) makes a general assignment for the benefit of its creditors; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case, (b) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or (c) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or (9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).
          If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) of the Indenture with respect to the Company), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium, if any, and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in Section 6.01(7) or (8) of the Indenture with respect to the Company occurs, all outstanding Notes shall become due and payable without any further action or notice.
          The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01 of the Indenture, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.
          No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:
(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;
(2) has been offered and, if requested, furnished reasonable security or indemnity satisfactory to it; and
(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request within such 60-day period.
          However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or premium, if any, or interest on such Note on or after the due date therefor (after giving effect to the grace period specified Section 6.01(1)) of the Indenture.
          13. TRUSTEE DEALINGS WITH COMPANY. The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may accept deposits from, and perform services for the Company or its Related Persons, and may otherwise deal with the Company or its Related Persons, as if it were not the Trustee.
          14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder or other Equity Interest holder, as such, of the Company or any Guarantor will have any liability for any obligations of the Company under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.
          15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenant by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
          THE COMPANY SHALL FURNISH TO ANY NOTEHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: PHI, Inc., 2001 Southeast Evangeline Thruway, Lafayette, Louisiana 70508, telephone: (337) 235-2452.

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature Guarantee:

(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the Resale Restriction Termination Date, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)	☐	to the Company or any subsidiary thereof; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant another available exemption from registration under the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Notice: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 or 4.15, as the case may be, of the Indenture, check the box below:
☐ Section 4.08                                   ☐ Section 4.15
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08 or 4.15 of the Indenture, state the amount: $                      (in an integral multiple of $1,000)

Date:	Signature(s):

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Associations, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15

EXHIBIT C
[FORM OF NOTATION OF NOTE GUARANTEE]
NOTE GUARANTEE
          Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Note and each hereinafter referred to as a “Guarantor,” which term includes any successor or additional Guarantor under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed on a senior basis to the Holder of this Note the payments of principal of, premium, if any, and interest, including any Liquidated Damages, on this Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article 10 of the Indenture and this Note Guarantee. Each Note Guarantee will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that a notation thereof is not affixed to any particular Note.
          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Note Guarantees and the Indenture are expressly set forth to the extent and in the manner provided in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantees and all of the other provisions of the Indenture to which the Note Guarantees relate.
          Each Note Guarantee is subject to release upon the terms set forth in the Indenture.

GUARANTORS: [_________________________________________ ]
By:
Name:
Title:

C-1